Exhibit 77(q)(1)

(a)(1) Amendment to Declaration of Trust changing name of Registrant from ING Funds Trust to Pilgrim Funds Trust - filed as an exhibit to Post-Effective Amendment No. 8 to the Registrant's Form N-1A Registration Statement on March 1, 2001 and incorporated herein by reference.


(e)(1) Investment Management Agreement between the Registrant, on behalf of the Funds, and ING Mutual Funds Management Co. LLC (the "Manager") - filed as an exhibit to Post-Effective Amendment No. 6 to the Registrant's Form N-1A Registration Statement on November 6, 2000 and incorporated herein by reference.

(e)(2) Form of Sub-Advisory Agreement between Registrant (on behalf of Pilgrim Internet Fund, Pilgrim European Fund, Pilgrim Global Information Technology Fund, and Pilgrim Global Communications Fund) the Manager, and ING Investment Management Advisors B.V. - filed as an exhibit to Post-Effective Amendment No. 6 to the Registrant's Form N-1A Registration Statement on November 6, 2000 and incorporated herein by reference.

(e)(3) Form of Sub-Advisory Agreement between Registrant (on behalf of Pilgrim European Fund, Pilgrim Global Information Technology Fund, and Pilgrim Global Communications Fund) the Manager, and Furman Selz Capital Management LLC, on behalf of Delta Asset Management LLC - filed as an exhibit to Post-Effective Amendment No. 6 to the Registrant's Form N-1A Registration Statement on November 6, 2000 and incorporated herein by reference.

(g)(1) Form of Agreement and Plan of Reorganization between Pilgrim Global Technology Fund and Pilgrim Funds Trust, on behalf of Global Information Technology, is incorporated by reference to the Registration Statement on Form N-14 as filed on December 15, 2000.